Exhibit 10.1

SIXTH AMENDMENT TO
DARTMOUTH – PHYTOMEDICAL TECHNOLOGIES, INC. RESEARCH AGREEMENT

THIS SIXTH AMENDMENT AGREEMENT (“Amendment”) is entered into as of October 1, 2008, by and between the TRUSTEES OF DARTMOUTH COLLEGE, a non-profit educational and research institution existing under the laws of the State of New Hampshire (hereinafter “Dartmouth”) and PHYTOMEDICAL TECHNOLOGIES, INC. a Corporation of the State of Nevada (hereinafter “Phytomedical”).

WHEREAS, the parties previously entered into that certain Research Agreement dated June 1, 2007, (the “Agreement”); a First Amendment dated July 10, 2007; a Second Amendment dated November 13, 2007; a Third Amendment dated November 26, 2007; a Fourth Amendment dated March 14, 2008; and A Fifth Amendment dated March 20, 2008.

WHEREAS, the parties desire to amend such Agreement as further set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereby agree to amend the Agreement as follows:

In Section 9.  Contract Period, shall be amended to read:

The “Contract Period” shall mean the period commencing on the Effective Date and ending on September 30, 2009.

In Section 10. Research Support, the following shall be added:

PHYTOMEDICAL shall provide additional research support to Dartmouth for laboratory research at a level of $47,000 for the Contract Period in accordance with the attached budget, which makes up Attachment C, and the attached Research Plan which makes up Attachment D.

In Section 18. Payments, the following shall be added:

As per this Sixth Amendment, the additional $47,000, as defined in the amended Section 10,  will be paid quarterly from October 1, 2008 thereafter, the first to be due on October 1, 2008 and every three months thereafter.  Subsequent payments after the initial payment will be due within 30 days of PHYTOMEDICAL's receipt of Dartmouth's invoice.

All other terms and conditions shall remain the same.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above:

PHYTOMEDICAL, INC	TRUSTEES OF DARTMOUTH COLLEGE

/s/ Greg Wujek
Greg Wujek	/s/Alla Kan
President and CEO	Alla Kan
Director, Technology Transfer Office
Dated: October 1, 2008
Dated: September 29, 2008